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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of WCB Holding Corp. on Form S-4 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
August 24, 2000
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of WCB Holding Corp. on Form S-4 of our report dated August 24, 2000 (relating to the balance sheet of WCB Holding Corp.), appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
August 24, 2000
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